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                                  EXHIBIT 99.7J
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                                POWER OF ATTORNEY
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     KNOW BY ALL PERSONS BY THESE PRESENTS, that the undersigned in her capacity as a Director of Carpenter Technology Corporation does hereby appoint Terrence
E. Geremski and John R. Welty or either of them as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in her capacity as Director of said Company, to sign any and all amendments (including post-effective amendments) to the Form S-4 Registration Statement and sign any registration statement for the same offering covered by the Form S-4
Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said. attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN TESTIMONY WHEREOF, the undersigned has executed this instrument this 4/th/ day of October 2001.

                                            /s/ Kathryn C. Turner
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                                            Kathryn C. Turner
                                            Director